CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 24, 2009 on Dreyfus BASIC U.S. Mortgage Securities Fund for the fiscal year ended December 31, 2008 which is incorporated by reference in this Registration Statement (Form N 1A Nos. 33-1266 and 811-05074) of Dreyfus BASIC U.S. Mortgage Securities Fund.

ERNST&YOUNGLLP

New York, New York April 27, 2009